Exhibit 99.1
FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Third Quarter 2024 Results

Quarterly Revenue Up 6% Year Over Year to $279 Million
All Business Segments Contribute to Top Line Growth
Delivers Strong Profitability with Diluted EPS of $0.71
Declares $0.15 Per Share Cash Dividend

CHICAGO, November 4, 2024 – Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”), a premier provider of global leadership advisory and on-demand talent solutions, today announced financial results for its third quarter ended September 30, 2024.

Third Quarter Highlights:

•Net revenue of $278.6 million increased 5.9% year-over-year
•Adjusted EBITDA of $30.4 million
•Adjusted EBITDA margin of 10.9%

“Our Heidrick colleagues delivered solid quarterly results, outperforming industry trends and reaching the upper end of our outlook. This performance reflects our team’s sharp focus on market opportunities and client needs even as we implemented significant change across our organization,” said CEO Tom Monahan. “Looking ahead, there is still much work to be done as we pursue growth opportunities in Executive Search, more tightly focus our suite of leadership solutions, and drive profitability and scalability across the portfolio.”

“This work will allow us to take advantage of a large and growing market opportunity as clients increasingly put leadership strategy at the heart of their corporate strategy. With an iconic brand, deep expertise across regions and sectors, and a robust financial position, we believe Heidrick is well positioned to attract top talent and cultivate deeper and more durable client relationships. Combining these assets with disciplined execution will enable us to achieve sustained and profitable organic growth while enhancing long-term shareholder value.”

2024 Third Quarter Results

Consolidated net revenue of $278.6 million increased $15.4 million, or 5.9%, compared to $263.2 million in the 2023 third quarter. The Company experienced revenue growth in On-Demand Talent, Heidrick Consulting, and Executive Search in the Americas and Asia Pacific, partially offset by a decrease in Executive Search in Europe.

Adjusted EBITDA was $30.4 million compared to $29.3 million in the 2023 third quarter. Adjusted EBITDA margin was 10.9%, compared to 11.2% in the 2023 third quarter. In Executive Search, Adjusted EBITDA was $50.7 million compared to $51.0 million in the prior year period. In On-Demand Talent, Adjusted EBITDA was $1.8 million versus a loss of $0.6 million in the prior year period. In Heidrick Consulting, Adjusted EBITDA was a loss of $1.0 million compared to a loss of $2.4 million in the prior year period.

Net income was $14.8 million and diluted earnings per share was $0.71 with an effective tax rate of 29.7% compared to net income of $15.0 million and diluted earnings per share of $0.73, with an effective tax rate of 37.5% in the 2023 third quarter. The 2024 third quarter effective tax rate was positively impacted by a decrease in the Company’s estimated annual effective tax rate. 2024 third quarter adjusted net income was $15.1 million and adjusted diluted earnings per share was $0.72, with an adjusted effective tax rate of 28.5%.

Executive Search net revenue of $204.4 million increased $5.6 million, or 2.8%, compared to net revenue of $198.8 million in the 2023 third quarter. Excluding the impact of exchange rate fluctuations, which positively impacted results by $0.2 million, or 0.1%, net revenue increased 2.7%, or $5.4 million from the 2023 third quarter. Net revenue increased 1.7% in the Americas (up 2.1% on a constant currency basis), decreased 3.3% in Europe (down 5.0% on a constant currency basis), and increased 22.0% in Asia Pacific (up 22.0% on a constant currency basis) when compared to the prior year third quarter.

The Company had 414 Executive Search consultants at September 30, 2024, compared to 417 at September 30, 2023. Productivity, as measured by annualized Executive Search net revenue per consultant, was $2.0 million compared to $1.9 million in the 2023 third quarter, reflecting a lower number of consultants combined with higher revenue. Average revenue per executive search was approximately $149,000 compared to $153,000 in the prior year period. The number of search confirmations increased 5.4% compared to the year-ago period.

On-Demand Talent net revenue of $46.2 million increased $5.2 million, or 12.6%, compared to net revenue of $41.1 million in the 2023 third quarter. Excluding the impact of exchange rate fluctuations, which positively impacted results by $0.4 million, or 0.9%, net revenue increased 11.7%, or $4.8 million from the 2023 third quarter.

Heidrick Consulting net revenue of $27.9 million increased $4.6 million, or 19.9%, compared to net revenue of $23.3 million in the 2023 third quarter. Excluding the impact of exchange rate fluctuations, which positively impacted results by $0.3 million, or 1.1%, net revenue increased 18.9%, or $4.4 million. The Company had 84 Heidrick Consulting consultants at September 30, 2024, compared to 90 at September 30, 2023.

Consolidated salaries and benefits increased $15.8 million, or 9.5%, to $183.0 million compared to $167.2 million in the 2023 third quarter. Year-over-year, fixed compensation expense increased $9.9 million primarily reflecting increases in expenses related to the non-cash mark-to-market adjustments associated with the deferred compensation and stock compensation plans. Variable compensation increased $5.9 million due to an increase in consultant production. Salaries and benefits expense was 65.7% of net revenue for the quarter, compared to 63.5% in the 2023 third quarter.

General and administrative expenses increased $2.2 million, or 5.8%, to $39.7 million compared to $37.6 million in the 2023 third quarter. The increase was due to bad debt, office occupancy costs, expenses related to information technology, and business development travel, partially offset by decreases in professional fees, intangible amortization, and insurance and bank fees. As a percentage of net revenue, general and administrative expenses were 14.3% for both the 2024 and 2023 third quarters.

The Company’s cost of services was $31.0 million, or 11.1% of net revenue for the quarter, compared to $30.7 million, or 11.7% of net revenue in the 2023 third quarter. This primarily related to an increase in the volume of On-Demand Talent and Heidrick Consulting projects.

The Company’s research and development expenses were $5.7 million, or 2.0%, of net revenue for the quarter compared to $5.6 million, or 2.1%, of net revenue for the third quarter 2023.

Net cash provided by operating activities was $101.1 million compared to net cash provided by operating activities of $109.5 million in the 2023 third quarter. Cash, cash equivalents and marketable securities at September 30, 2024, was $409.4 million compared to $334.0 million at September 30, 2023, and $478.2 million at December 31, 2023. The Company’s cash position typically builds throughout the year as employee bonuses are accrued, mostly to be paid out in the first half of the year following the year in which they are earned.

Dividend

The Board of Directors declared a 2024 fourth quarter cash dividend of $0.15 per share payable on November 21, 2024, to shareholders of record at the close of business on November 14, 2024.

2024 Fourth Quarter Outlook

The Company expects 2024 fourth quarter consolidated net revenue of between $255 million and $275 million, while acknowledging that continued fluidity in external factors, such as the foreign exchange and interest rate environments, foreign conflicts, inflation and macroeconomic constraints on pricing actions, may impact quarterly results. In addition, this outlook is based on the average currency rates in September 2024 and reflects, among other factors, management's assumptions for the anticipated volume of new Executive Search confirmations, On-Demand Talent projects, and Heidrick Consulting assignments, consultant productivity, consultant retention, and the seasonality of the business along with the current backlog.

Quarterly Webcast and Conference Call

Heidrick & Struggles will host a conference call to review its third quarter results today, November 4, 2024 at 5:00 pm Eastern Time. Participants may access the Company’s call and supporting slides through its website at www.heidrick.com or by dialing (800) 715-9871 or (646) 307-1963, conference ID# 4805686. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of global leadership advisory and on-demand talent solutions, serving the senior-level talent and consulting needs of the world's top organizations. In our role as trusted leadership advisors, we partner with our clients to develop future-ready leaders and organizations, bringing together our services and offerings in executive search, diversity and inclusion, leadership assessment and development, organization and team acceleration, culture shaping and on-demand, independent talent solutions. Heidrick & Struggles pioneered the profession of executive search more than 70 years ago. Today, the firm provides integrated talent and human capital solutions to help our clients change the world, one leadership team at a time. ® www.heidrick.com

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the Company.

Non-GAAP financial measures used within this earnings release are Adjusted EBITDA, Adjusted EBITDA margin, and consolidated net revenue excluding the impact of exchange rate fluctuations (referred to as on a constant currency basis). These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors to evaluate the comparability of financial information presented. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted EBITDA refers to net income before interest, other income or expense, income taxes, depreciation and amortization, as adjusted, to the extent they occur, for earnout accretion, earnout fair value adjustments, contingent compensation, deferred compensation plan income or expense, certain reorganization costs, impairment charges and restructuring charges.

Adjusted EBITDA margin refers to Adjusted EBITDA as a percentage of net revenue in the same period.

Adjusted net income and adjusted diluted earnings per share reflect the exclusion of goodwill impairment, restructuring charges and earnout fair value adjustments, net of tax.

Adjusted effective tax rate reflects the exclusion of goodwill impairment, restructuring charges and earnout fair value adjustments, net of tax.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the fourth quarter of 2024. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us from recruiting their employees; our heavy reliance on information management systems; risks arising from our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the fact that increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks could pose a risk to our systems, networks, solutions, services and data; the fact that our net revenue may be affected by adverse macroeconomic or labor market conditions, including impacts of inflation and effects of geopolitical instability; the aggressive competition we face; the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine and the conflict in Israel and the Gaza strip, the risks of an expansion or escalation of those conflicts and our ability to quickly and completely recover from any disruption to our business; unfavorable tax law changes and tax authority rulings; our ability to realize the benefit of our net deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to maintain an effective system of disclosure controls and internal control over our financial reporting and produce accurate and timely financial statements; our ability to execute and integrate future acquisitions; and the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive. We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2023, under the heading "Risk Factors" in Item 1A. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Suzanne Rosenberg, Vice President, Investor Relations
srosenberg@heidrick.com

Media:
Bianca Wilson, Director of Public Marketing
bwilson@heidrick.com

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$278,559	$263,160	$15,399	5.9%
Reimbursements	4,256	4,736	(480)	(10.1)%
Total revenue	282,815	267,896	14,919	5.6%

Operating expenses
Salaries and benefits	183,025	167,219	15,806	9.5%
General and administrative expenses	39,740	37,564	2,176	5.8%
Cost of services	31,030	30,680	350	1.1%
Research and development	5,682	5,560	122	2.2%
Reimbursed expenses	4,256	4,736	(480)	(10.1)%
Total operating expenses	263,733	245,759	17,974	7.3%

Operating income	19,082	22,137	(3,055)	(13.8)%

Non-operating income (loss)
Interest, net	2,570	2,505
Other, net	(555)	(649)
Net non-operating income	2,015	1,856

Income before income taxes	21,097	23,993

Provision for income taxes	6,268	9,006

Net income	14,829	14,987

Other comprehensive income (loss), net of tax	6,996	(4,001)

Comprehensive income	$21,825	$10,986

Weighted-average common shares outstanding
Basic	20,357	20,076
Diluted	21,024	20,553

Earnings per common share
Basic	$0.73	$0.75
Diluted	$0.71	$0.73

Salaries and benefits as a % of net revenue	65.7%	63.5%
General and administrative expenses as a % of net revenue	14.3%	14.3%
Cost of services as a % of net revenue	11.1%	11.7%
Research and development as a % of net revenue	2.0%	2.1%
Operating margin	6.9%	8.4%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023	$ Change	% Change	2024 Margin[1]	2023 Margin[1]
Revenue
Executive Search
Americas	$134,545	$132,320	$2,225	1.7%
Europe	43,143	44,606	(1,463)	(3.3)%
Asia Pacific	26,701	21,888	4,813	22.0%
Total Executive Search	204,389	198,814	5,575	2.8%
On-Demand Talent	46,231	41,053	5,178	12.6%
Heidrick Consulting	27,939	23,293	4,646	19.9%
Revenue before reimbursements (net revenue)	278,559	263,160	15,399	5.9%
Reimbursements	4,256	4,736	(480)	(10.1)%
Total revenue	$282,815	$267,896	$14,919	5.6%

Adjusted EBITDA
Executive Search
Americas	$40,465	$39,354	$1,111	2.8%	30.1%	29.7%
Europe	5,022	8,950	(3,928)	(43.9)%	11.6%	20.1%
Asia Pacific	5,247	2,704	2,543	94.0%	19.7%	12.4%
Total Executive Search	50,734	51,008	(274)	(0.5)%	24.8%	25.7%
On-Demand Talent	1,763	(580)	2,343	NM	3.8%	(1.4)%
Heidrick Consulting	(1,025)	(2,391)	1,366	57.1%	(3.7)%	(10.3)%
Total segments	51,472	48,037	3,435	7.2%	18.5%	18.3%
Research and Development	(4,606)	(4,927)	321	6.5%	(1.7)%	(1.9)%
Global Operations Support	(16,451)	(13,761)	(2,690)	(19.5)%	(5.9)%	(5.2)%
Total Adjusted EBITDA	$30,415	$29,349	$1,066	3.6%	10.9%	11.2%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$822,382	$773,702	$48,680	6.3%
Reimbursements	12,408	10,090	2,318	23.0%
Total revenue	834,790	783,792	50,998	6.5%

Operating expenses
Salaries and benefits	535,330	504,994	30,336	6.0%
General and administrative expenses	127,556	112,405	15,151	13.5%
Cost of services	88,158	78,818	9,340	11.9%
Research and development	17,002	16,746	256	1.5%
Impairment charges	16,224	7,246	8,978	123.9%
Restructuring charges	6,939	—	6,939	100.0%
Reimbursed expenses	12,408	10,090	2,318	23.0%
Total operating expenses	803,617	730,299	73,318	10.0%

Operating income	31,173	53,493	(22,320)	(41.7)%

Non-operating income
Interest, net	9,268	7,667
Other, net	3,013	2,537
Net non-operating income	12,281	10,204

Income before income taxes	43,454	63,697

Provision for income taxes	19,750	24,142

Net income	23,704	39,555

Other comprehensive income (loss), net of tax	811	(3,633)

Comprehensive income	$24,515	$35,922

Weighted-average common shares outstanding
Basic	20,254	19,998
Diluted	21,144	20,716

Earnings per common share
Basic	$1.17	$1.98
Diluted	$1.12	$1.91

Salaries and benefits as a % of net revenue	65.1%	65.3%
General and administrative expenses as a % of net revenue	15.5%	14.5%
Cost of services as a % of net revenue	10.7%	10.2%
Research and development as a % of net revenue	2.1%	2.2%
Operating margin	3.8%	6.9%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023	$ Change	% Change	2024 Margin[1]	2023 Margin[1]
Revenue
Executive Search
Americas	$418,302	$398,210	$20,092	5.0%
Europe	124,706	129,104	(4,398)	(3.4)%
Asia Pacific	72,829	68,766	4,063	5.9%
Total Executive Search	615,837	596,080	19,757	3.3%
On-Demand Talent	125,983	111,410	14,573	13.1%
Heidrick Consulting	80,562	66,212	14,350	21.7%
Revenue before reimbursements (net revenue)	822,382	773,702	48,680	6.3%
Reimbursements	12,408	10,090	2,318	23.0%
Total revenue	$834,790	$783,792	$50,998	6.5%

Adjusted EBITDA
Executive Search
Americas	$130,448	$127,557	$2,891	2.3%	31.2%	32.0%
Europe	11,215	16,487	(5,272)	(32.0)%	9.0%	12.8%
Asia Pacific	10,182	7,901	2,281	28.9%	14.0%	11.5%
Total Executive Search	151,845	151,945	(100)	(0.1)%	24.7%	25.5%
On-Demand Talent	(787)	660	(1,447)	NM	(0.6)%	0.6%
Heidrick Consulting	(4,447)	(6,848)	2,401	35.1%	(5.5)%	(10.3)%
Total segments	146,611	145,757	854	0.6%	17.8%	18.8%
Research and Development	(14,312)	(15,396)	1,084	7.0%	(1.7)%	(2.0)%
Global Operations Support	(47,205)	(40,501)	(6,704)	(16.6)%	(5.7)%	(5.2)%
Total Adjusted EBITDA	$85,094	$89,860	$(4,766)	(5.3)%	10.3%	11.6%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Reconciliation of Net Income and Adjusted Net Income (Non-GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$14,829	$14,987	$23,704	$39,555

Adjustments
Impairment charges, net of tax(1)	—	—	14,190	6,038
Earnout fair value adjustment, net of tax(2)(4)	39	—	788	—
Restructuring charges, net of tax(3)(4)	225	—	4,516	—
Total adjustments	264	—	19,494	6,038

Adjusted net income	$15,093	$14,987	$43,198	$45,593

Weighted-average common shares outstanding
Basic	20,357	20,076	20,254	19,998
Diluted	21,024	20,553	21,144	20,716

Earnings per common share
Basic	$0.73	$0.75	$1.17	$1.98
Diluted	$0.71	$0.73	$1.12	$1.91

Adjusted earnings per common share
Basic	$0.74	$0.75	$2.13	$2.28
Diluted	$0.72	$0.73	$2.04	$2.20

1 The Company recorded goodwill impairment charges of $14.8 million in the On-Demand Talent segment and $1.5 million in the Europe segment for the nine months ended September 30, 2024. The Company recorded a goodwill impairment charge of $7.2 million in the Heidrick Consulting segment for the nine months ended September 30, 2023.
2 The Company recorded a fair value adjustment to increase the On-Demand Talent earnout by $1.1 million and increase the Heidrick Consulting earnout by $0.1 million for the nine months ended September 30, 2024.
3 The Company recorded restructuring charges of $6.9 million for the nine months ended September 30, 2024.
4 Amounts for the three months ended September 30, 2024 reflect the impact of a change to the estimated annual effective tax rate. There were no further impairment charges, earnout fair value adjustments, or restructuring charges recorded during the period.

Heidrick & Struggles International, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023

Current assets
Cash and cash equivalents	$363,422	$412,618
Marketable securities	46,005	65,538
Accounts receivable, net	186,252	133,128
Prepaid expenses	27,682	23,597
Other current assets	48,928	47,923
Income taxes recoverable	10,795	10,410
Total current assets	683,084	693,214

Non-current assets
Property and equipment, net	53,508	35,752
Operating lease right-of-use assets	83,262	86,063
Assets designated for retirement and pension plans	11,203	11,105
Investments	59,089	47,287
Other non-current assets	25,507	17,071
Goodwill	185,400	202,252
Other intangible assets, net	15,110	20,842
Deferred income taxes	29,617	28,005
Total non-current assets	462,696	448,377

Total assets	$1,145,780	$1,141,591

Current liabilities
Accounts payable	$21,517	$20,837
Accrued salaries and benefits	277,498	322,744
Deferred revenue	47,106	45,732
Operating lease liabilities	18,985	21,498
Other current liabilities	23,394	21,823
Income taxes payable	6,891	6,057
Total current liabilities	395,391	438,691

Non-current liabilities
Accrued salaries and benefits	55,338	52,108
Retirement and pension plans	75,048	62,100
Operating lease liabilities	84,623	78,204
Other non-current liabilities	46,158	41,808
Deferred income taxes	5,937	6,402
Total non-current liabilities	267,104	240,622

Total liabilities	662,495	679,313

Stockholders’ equity	483,285	462,278

Total liabilities and stockholders’ equity	$1,145,780	$1,141,591

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023
Cash flows - operating activities
Net income	$14,829	$14,987
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,950	4,740
Deferred income taxes	273	(6,994)
Stock-based compensation expense	3,792	3,559
Accretion expense related to earnout payments	478	455
Gain on marketable securities	(1,343)	(346)
Loss on disposal of property and equipment	3	61
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	4,135	7,785
Accounts payable	(10,968)	1,257
Accrued expenses	83,375	76,113
Restructuring accrual	(1,396)	—
Deferred revenue	1,836	(2,165)
Income taxes recoverable and payable, net	(5,021)	9,205
Retirement and pension plan assets and liabilities	585	294
Prepaid expenses	595	(1,136)
Other assets and liabilities, net	5,022	1,659
Net cash provided by operating activities	101,145	109,474

Cash flows - investing activities
Acquisition of businesses, net of cash acquired	—	(2,204)
Capital expenditures	6,891	(2,805)
Purchases of marketable securities and investments	(346)	(47,781)
Proceeds from sales of marketable securities and investments	62,496	21,571
Net cash provided by (used in) investing activities	69,041	(31,219)

Cash flows - financing activities
Cash dividends paid	(3,211)	(3,149)
Payment of employee tax withholdings on equity transactions	(53)	—
Acquisition earnout payments	—	(2,038)
Net cash used in financing activities	(3,264)	(5,187)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	6,578	(4,414)

Net increase in cash, cash equivalents and restricted cash	173,500	68,654
Cash, cash equivalents and restricted cash at beginning of period	189,922	217,817
Cash, cash equivalents and restricted cash at end of period	$363,422	$286,471

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows - operating activities
Net income	$23,704	$39,555
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	13,650	13,432
Deferred income taxes	(2,060)	(548)
Stock-based compensation expense	9,901	7,331
Accretion expense related to earnout payments	1,413	1,097
Gain on marketable securities	(2,323)	(2,040)
Loss on disposal of property and equipment	264	192
Impairment charges	16,224	7,246
Changes in assets and liabilities:
Accounts receivable	(51,707)	(52,205)
Accounts payable	(13,292)	(1,657)
Accrued expenses	(41,372)	(197,698)
Restructuring accrual	2,990	—
Deferred revenue	1,163	(1,622)
Income taxes recoverable and payable, net	347	6,617
Retirement and pension plan assets and liabilities	6,385	6,697
Prepaid expenses	(4,057)	(3,771)
Other assets and liabilities, net	(987)	(3,243)
Net cash used in operating activities	(39,757)	(180,617)

Cash flows - investing activities
Acquisition of business, net of cash acquired	—	(37,953)
Capital expenditures	(9,647)	(9,619)
Purchases of marketable securities and investments	(115,608)	(75,464)
Proceeds from sales of marketable securities and investments	129,070	289,689
Net cash provided by investing activities	3,815	166,653

Cash flows - financing activities
Repurchases of common stock	—	(904)
Cash dividends paid	(9,609)	(9,383)
Payment of employee tax withholdings on equity transactions	(3,800)	(4,141)
Acquisition earnout payments	—	(37,984)
Net cash used in financing activities	(13,409)	(52,412)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	155	(2,642)

Net decrease in cash, cash equivalents and restricted cash	(49,196)	(69,018)
Cash, cash equivalents and restricted cash at beginning of period	412,618	355,489
Cash, cash equivalents and restricted cash at end of period	$363,422	$286,471

Heidrick & Struggles International, Inc.
Reconciliation of Net Income to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue before reimbursements (net revenue)	$278,559	$263,160	$822,382	$773,702

Net income	14,829	14,987	23,704	39,555
Interest, net	(2,570)	(2,505)	(9,268)	(7,667)
Other, net	555	649	(3,013)	(2,537)
Provision for income taxes	6,268	9,006	19,750	24,142
Operating income	19,082	22,137	31,173	53,493

Adjustments
Depreciation	2,997	2,387	7,480	6,563
Intangible amortization	1,953	2,353	6,170	6,869
Earnout accretion	478	455	1,413	1,097
Earnout fair value adjustments	—	—	1,211	—
Acquisition contingent consideration	2,947	3,268	8,220	8,711
Deferred compensation plan	2,958	(1,427)	6,264	2,309
Reorganization costs	—	176	—	3,572
Impairment charges	—	—	16,224	7,246
Restructuring charges	—	—	6,939	—
Total adjustments	11,333	7,212	53,921	36,367

Adjusted EBITDA	$30,415	$29,349	$85,094	$89,860
Adjusted EBITDA margin	10.9%	11.2%	10.3%	11.6%

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$204,389	$46,231	$27,939	$—	$—	$278,559

Operating income (loss)[1]	46,270	(2,036)	(2,835)	(5,682)	(16,635)	19,082

Adjustments
Depreciation	1,389	175	227	1,029	177	2,997
Intangible amortization	17	1,560	376	—	—	1,953
Earnout accretion	—	436	42	—	—	478
Acquisition contingent compensation	209	1,628	1,110	—	—	2,947
Deferred compensation plan	2,849	—	55	47	7	2,958
Total adjustments	4,464	3,799	1,810	1,076	184	11,333

Adjusted EBITDA	$50,734	$1,763	$(1,025)	$(4,606)	$(16,451)	$30,415
Adjusted EBITDA margin	24.8%	3.8%	(3.7)%	(1.7)%	(5.9)%	10.9%

	Three Months Ended September 30, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$198,814	$41,053	$23,293	$—	$—	$263,160

Operating income (loss)[1]	50,290	(4,595)	(4,075)	(5,560)	(13,923)	22,137

Adjustments
Depreciation	1,288	125	156	655	163	2,387
Intangible amortization	40	1,869	444	—	—	2,353
Earnout accretion	—	397	58	—	—	455
Acquisition contingent compensation	649	1,559	1,060	—	—	3,268
Deferred compensation plan	(1,370)	—	(34)	(22)	(1)	(1,427)
Reorganization costs	111	65	—	—	—	176
Total adjustments	718	4,015	1,684	633	162	7,212

Adjusted EBITDA	$51,008	$(580)	$(2,391)	$(4,927)	$(13,761)	$29,349
Adjusted EBITDA margin	25.7%	(1.4%)	(10.3%)	(1.9)%	(5.2)%	11.2%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Nine Months Ended September 30, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$615,837	$125,983	$80,562	$—	$—	$822,382

Operating income (loss)[1]	138,623	(28,580)	(13,207)	(17,002)	(48,661)	31,173

Adjustments
Depreciation	3,493	423	506	2,592	466	7,480
Intangible amortization	54	4,928	1,188	—	—	6,170
Earnout accretion	—	1,251	162	—	—	1,413
Earnout fair value adjustments	—	1,125	86	—	—	1,211
Acquisition contingent compensation	(126)	5,019	3,327	—	—	8,220
Deferred compensation plan	6,028	—	124	98	14	6,264
Impairment charges	1,463	14,761	—	—	—	16,224
Restructuring charges	2,310	286	3,367	—	976	6,939
Total adjustments	13,222	27,793	8,760	2,690	1,456	53,921

Adjusted EBITDA	$151,845	$(787)	$(4,447)	$(14,312)	$(47,205)	$85,094
Adjusted EBITDA margin	24.7%	(0.6%)	(5.5%)	(1.7%)	(5.7)%	10.3%

	Nine Months Ended September 30, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$596,080	$111,410	$66,212	$—	$—	$773,702

Operating income (loss)[1]	140,923	(11,821)	(17,877)	(16,746)	(40,986)	53,493

Adjustments
Depreciation	3,928	326	507	1,319	483	6,563
Intangible amortization	145	5,737	987	—	—	6,869
Earnout accretion	—	982	115	—	—	1,097
Acquisition contingent compensation	2,449	4,144	2,118	—	—	8,711
Deferred compensation plan	2,220	—	56	31	2	2,309
Reorganization costs	2,280	1,292	—	—	—	3,572
Impairment charges	—	—	7,246	—	—	7,246
Total adjustments	11,022	12,481	11,029	1,350	485	36,367

Adjusted EBITDA	$151,945	$660	$(6,848)	$(15,396)	$(40,501)	$89,860
Adjusted EBITDA margin	25.5%	0.6%	(10.3%)	(2.0%)	(5.2%)	11.6%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.